 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in Registration Statements filed on Form S-8 (Registration Nos. 333-104315 and 333-150060), of our report dated March 20, 2009, with respect to the financial statements of Emergent Group Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
April 15, 2009